Exhibit 4.8

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this “Supplemental Indenture”), dated as of January 18, 2019 (the “Effective Date”), is by and among Sunnova Energy Corporation (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”) relating to those certain 12.00% Senior Secured Notes due 2018 (each a “Note” and collectively, the “Notes”) of the Issuer, issued pursuant to the Indenture, dated as of April 24, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), as amended by that certain First Supplemental Indenture, dated as of November 21, 2017, by and between the Issuer, the Trustee and Wilmington Trust, National Association, as collateral trustee, and as further amended by that certain Second Supplemental Indenture, dated as of September 28, 2018, by and between the Issuer, the Trustee and Wilmington Trust, National Association, as collateral trustee.

INTRODUCTION

WHEREAS, the Issuer wishes that the Trustee (on behalf of and at the direction of each holder of a Note) acknowledge and agree to amend the Indenture and the corresponding provisions of the Note in order to extend the Stated Maturity from January 24, 2019 to July 31, 2019;

WHEREAS, Section 9.02 of the Indenture requires the consent of each holder of a Note in order to extend the Stated Maturity;

WHEREAS, the Trustee has received the documents required to be delivered to it pursuant to the Indenture, including evidence of the consent of Cede & Co., nominee for The Depository Trust Company, to the execution and delivery of this Supplemental Indenture by each holder of a Note;

WHEREAS, Section 9.03 of the Indenture provides that an amendment to the Indenture and the Notes shall become effective upon the requisite consents of the holders of the Notes, the receipt by the Trustee of the Opinion of Counsel and Officers’ Certificate required under Sections 9.05 and 14.04 of the Indenture and the execution by the Trustee of the Supplemental Indenture; and

WHEREAS, all actions and documents required for the execution and delivery by the Trustee of this Supplemental Indenture have been provided and this Supplemental Indenture is authorized pursuant to the Indenture.

NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Supplemental Indenture, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Indenture and used herein without definition shall have the meaning assigned to such term in the Indenture, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Supplemental Indenture, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Supplemental Indenture shall refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Supplemental Indenture as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Supplemental Indenture and shall not be used in the interpretation of any provision of this Supplemental Indenture.

Section 2. Amendment. Subject to the terms and conditions of this Supplemental Indenture, pursuant to Section 9.02 of the Indenture and in reliance on the consents of each holder of a Note delivered in connection herewith (constituting all of the outstanding Notes), upon the effectiveness of this Supplemental Indenture:

(a) Exhibit A (Form of Note) of the Indenture shall be amended by deleting such exhibit in its entirety and replacing it with the Form of Note attached hereto as Exhibit A; and

(b) In order to reflect the extension of the Stated Maturity from January 24, 2019 to July 31, 2019, any and all Notes issued and outstanding as of the Effective Time (the “Existing Notes”) shall be delivered to the Trustee for cancellation and exchanged for new notes (in the same aggregate principal amount as the Existing Notes) (such new notes, the “Amended and Restated Notes”) in the form of Exhibit A to this Supplemental Indenture. In furtherance of the foregoing, the Issuer covenants and agrees to deliver to the Trustee an Authentication Order and a written order for the Trustee to cancel the Existing Notes (which may be one document), and such other documents as may be required pursuant to the Indenture.

For the avoidance of doubt, the Amended and Restated Notes issued on the date hereof, substantially in the form of Exhibit A hereto, in replacement of all outstanding Notes shall be deemed to be the “Initial Notes” under the Indenture.

Section 3. Representations and Warranties. The Issuer hereby represents and warrants that: (i) after giving effect to this Supplemental Indenture and that certain Fourth Amendment to Purchase Agreement, dated as of December 13, 2018 (the “Purchase Agreement Amendment”), by and among the Issuer and the holders of the Notes, the representations and warranties contained in Article III of the Purchase Agreement and in each other Note Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (ii) the execution, delivery and performance of this Supplemental Indenture are within the corporate power and authority of the Issuer and have been duly authorized by appropriate corporate action and proceedings; (iii) this Supplemental Indenture constitutes the legal, valid, and binding obligation of the Issuer enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (iv) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Supplemental Indenture; and (v) the security interests under the Security Documents are valid and subsisting and secure the Issuer’s obligations under the Note Documents.

Section 4. Conditions to Effectiveness. This Supplemental Indenture shall become effective and enforceable against the parties hereto on the Effective Date upon the satisfaction of the following conditions precedent:

(a) the Trustee shall have received this Supplemental Indenture duly executed by the Issuer and the Trustee;

(b) the Issuer shall have paid on the Effective Date all costs and expenses which are payable pursuant to Section 7.07 of the Indenture; and

(c) the Trustee shall have received the documents required to be delivered to it pursuant to the Indenture, including evidence of the consent of Cede & Co., nominee for The Depository Trust Company on behalf of 100% of the Holders, constituting the requisite Holders under the Indenture, to the execution and delivery of this Supplemental Indenture.

Section 5. Acknowledgments and Agreements.

(a) The Issuer does hereby adopt, ratify, and confirm the Indenture and the other Note Documents and acknowledges and agrees that the Indenture and the other Note Documents are and remain in full force and effect, and the Issuer acknowledges and agrees that its respective liabilities and obligations under the Indenture and the other Note Documents are not impaired in any respect by this Supplemental Indenture.

(b) The Issuer hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to the Trustee in the Indenture or in any other Note Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

(c) For the avoidance of doubt, the Issuer hereby also agrees and acknowledges that Section 2 above shall not operate as a waiver of or otherwise prejudice any of the rights and remedies of the Trustee otherwise other than as expressly provided in Section 2. The Trustee hereby expressly reserves all of its rights, remedies, and claims under the Note Documents. Nothing in this Supplemental Indenture shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Note Documents, (ii) any of the agreements, terms or conditions contained in any of the Note Documents, (iii) any rights or remedies of the Trustee with respect to the Note or (iv) the rights of the Trustee to collect the full amounts owing under the Note Documents as and when such amounts are due and payable under the terms of the Note Documents.

(d) This Supplemental Indenture is a Note Document for the purposes of the provisions of the other Note Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Supplemental Indenture shall be a Default or Event of Default, as applicable, under the Indenture.

(e) The Issuer shall indemnify and hold harmless the Trustee from and against any and all damages, losses, costs, and expenses (including, without limitation, legal fees and expenses) relating to this Supplemental Indenture in accordance with Section 7.07 of the Indenture.

(f) The Issuer covenants and agrees to pay the Trustee’s fees and expenses in connection with the execution and delivery of this Supplemental Indenture.

Section 6. Reaffirmation of Liens. The Issuer (a) is party to the Security Documents securing and supporting the Obligations under the Note Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Note Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Note Documents, as the same may be amended, supplemented, or otherwise modified.

Section 7. Counterparts. This Supplemental Indenture may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Supplemental Indenture shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 8. Successors and Assigns. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Purchase Agreement and Indenture.

Section 9. Invalidity. In the event that any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Supplemental Indenture.

Section 10. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 11. Record Date. The Issuer informs the Trustee that the voting record date for purposes of this Supplemental Indenture shall be January 10, 2019 (the “Record Date”).

Section 12. Concerning the Trustee. Wilmington Trust, National Association is entering into this Supplemental Indenture solely in its capacity as Trustee under the Indenture, pursuant to the consent of each holder of a Note and in reliance on the Officers’ Certificate and Opinion of Counsel delivered to the Trustee in connection herewith. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.

Section 13. Entire Agreement. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE OTHER NOTE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

ISSUER:

SUNNOVA ENERGY CORPORATION

By:	/s/ Jonathan Hartigan
Name:	Jonathan Hartigan
Title:	Senior Vice President, Corporate Development

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[Original Issue Discount Legend]

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT JONATHAN HARTIGAN AT 281.417.0903, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE.”

[FORM OF NOTE]

SUNNOVA ENERGY CORPORATION

No. [     ]

CUSIP No. ______
ISIN No. _________
$[ ]

12.00% Senior Secured Note due 2018

SUNNOVA ENERGY CORPORATION, a Delaware corporation, promises to pay to [            ] or its registered assigns, the principal sum of $                     [or such other amount as is set forth on the Schedule of Increases or Decreases in Global Note attached hereto]1 on July 31, 2019.

Interest Payment Dates: [March 30], [June 30], [September 30] and [December 30],

Record Dates: [March 15], [June 15], [September 15] and [December 15]

Additional provisions of this Note are set forth on the other side of this Note.

[1]	[Use the Schedule of Increases or Decreases language if Note is in Global Form.]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed manually or in facsimile by its duly authorized officers.

SUNNOVA ENERGY CORPORATION

By:
Name:	Jonathan Hartigan
Title:	Senior Vice President, Corporate Development

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is

one of the Notes

referred to in the Indenture.

By:
Authorized Signatory

Dated:	[insert applicable date of issuance]

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF NOTE]

12.00% Senior Secured Note Due 2018

1. Interest

SUNNOVA ENERGY CORPORATION, a Delaware corporation (together with its successors and assigns, the “Issuer”), promises to pay interest on the principal amount of this Note (including any PIK Notes and increase in principal as a result of the payment of PIK Interest) at the annual rate of 6.00% payable in cash (“cash interest”) plus (2) 6.00% (the “PIK Interest”), payable by increasing the principal amount of the outstanding Notes represented by one or more Global Notes or, with respect to Definitive Notes represented by individual certificates, if any, by issuing additional “PIK Notes” in certificated form, in each case by rounding up to the nearest $1.00. The Issuer shall pay interest quarterly on [March 30], [June 30], [September 30] and [December 30] of each year (each an “Interest Payment Date”), commencing [June 30, 2017]. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment. References herein and in the Indenture to the “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment. On any interest payment date on which the Issuers pay PIK Interest with respect to a Global Note, the principal amount of such Global Note will increase by an amount equal to the interest payable, rounded up to the nearest $1.00, to be allocated for the credit of the holders pro rata in accordance with their interests and rounded to the nearest $1.00 in accordance with the procedures of The Depository Trust Company (“DTC”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of initial issuance, until the principal hereof is due; provided, that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest (including, to the extent legally allowed, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes, and it shall pay interest (including, to the extent legally allowed, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on [March 15], [June 15], [September 15] and [December 15] (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depository. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

At all times, PIK Interest on the Notes will be payable: (i) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC (or any successor depositary) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes, effective as of the applicable interest payment date, by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (“PIK Payment”) at the request of the Issuers to authenticate or increase the Global Note and (ii) with respect to Definitive Notes, if any, by issuing PIK Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuers, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant Record Date, as shown by the records of the register of holders.

3. Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer may act as Paying Agent or Registrar.

4. Indenture and Security Documents

The Issuer issued the Notes under an Indenture dated as of April 24, 2017 (the “Indenture”), between the Issuer, the Trustee and the Collateral Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuer. The Initial Notes, the PIK Notes and any Additional Notes are treated as a single class of securities under the Indenture except as otherwise set forth therein. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of capital stock of the Issuer and such Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

The Notes are secured by Note Liens on the Collateral pursuant to the Security Documents. The rights of the holders in the Collateral are subject to the terms of the Collateral Trust Agreement.

5. Redemption

At any time following the Closing Date the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail, or otherwise delivered in accordance with the procedures of DTC to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid cash interest, together with an amount of cash equal to all accrued and unpaid PIK Interest, on the Notes, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date occurring on or prior to the redemption date); provided, that, any such redemption shall be for an aggregate principal amount of Notes not less than $5,000,000 or such lesser amount that represents the aggregate outstanding principal amount of the Notes.

6. Mandatory Redemption

Except for the IPO Redemption pursuant to Paragraph 9 below and the required redemption upon certain asset sales, the Issuer will not be required to make any mandatory redemption payments or sinking fund payments with respect to the Notes.

7. Notice of Redemption

Notices of redemption will be mailed by first class mail at least 15 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise in accordance with the procedures of DTC except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Notice of any optional redemption of the Notes in connection with a corporate transaction may, at the Issuer’s discretion be given prior to the completion of such corporate transaction, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be extended until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so extended. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.

8. Repurchase of Notes at the Option of the Holders upon Change of Control; Mandatory Redemption upon Asset Sales

Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, including any PIK Notes or any increased principal amount of Notes as payment for PIK Interest, plus accrued and unpaid cash interest, together with an amount of cash equal to all accrued and unpaid PIK Interest, on the Notes, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.08 if the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to redeem or purchase Notes upon the occurrence of certain asset sales. Any such redemption shall be conducted in compliance with Article III of the Indenture, including Section 3.03 through Section 3.08 thereof.

9. Mandatory Redemption Upon IPO

Upon an IPO, HoldCo shall contribute the proceeds to the Issuer, if applicable, and the Issuer shall be required to apply the net cash proceeds received from any such IPO after deduction of all discounts, underwriters’ commissions and other reasonable expenses directly related to the IPO (the “IPO Proceeds”) to, upon 10 days’ prior written notice to the Trustee and the holders given within 5 days upon the closing of such IPO, redeem the maximum principal amount of Notes that is at least $2,000 and an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in the amount of $1.00 or any integral multiple of $1.00 in excess thereof) that may be purchased out of the IPO Proceeds (the “IPO Redemption”) at a redemption price in cash (the “IPO Redemption Price”) in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, together with an amount of cash equal to all accrued and unpaid PIK Interest, to, but excluding, the mandatory redemption date, and will be payable in cash, to the date fixed for the mandatory redemption, in accordance with the procedures set forth in Section 3.09 of the Indenture.

An IPO Redemption shall be conducted in compliance with Article III of the Indenture, including Section 3.03 through Section 3.08 thereof.

10. Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in the amount of $1.00 or any integral multiple of $1.00 in excess thereof). A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and the Issuer may require a holder to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or between a Record Date and the related Interest Payment Date.

11. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended with the written consent of the holders of at least a majority in aggregate principal amount of all the outstanding Notes under the Indenture and (b) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of all the outstanding Notes under the Indenture. Subject to certain exceptions set forth in the Indenture, without the consent of any holder, the Issuer and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a Successor (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Sections 163(f), 871(h) and 881(c)(2) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add a guarantee or obligor with respect to the Notes; (v) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer; (vi) to make any change that would provide any additional rights or benefits to the holders or does not adversely affect the rights of any holder; (vii) to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; (viii) to provide for the issuance of PIK Notes or the increase of the principal amount of the Notes to pay PIK Interest in accordance with the terms of this Indenture; (ix) in the event that any PIK Notes are issued as Definitive Notes, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes; (x) to clarify the procedures for adjustment of any series of Notes in accordance with the terms thereof upon the occurrence of any Draw Down Request Amount not being funded in accordance with the terms of the Purchase Agreement; (xi) to release or subordinate Liens on Collateral in accordance with the Note Documents; (xii) to confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes when such release, termination or discharge is provided for in accordance with this Indenture and the other Note Documents; (xiii) to add any Collateral, to secure the payments due to the holders or to evidence the release, termination or discharge of any Liens, in each case as provided in this Indenture or the other Note Documents, as applicable; (xiv) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents establishing Note Liens; or (xv) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee. The following amendments, supplements to or waivers of the provisions of the Indenture or any Note Documents will require the written consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding: (i) the release of all or substantially all of the Collateral from the Liens securing the Notes; (ii) any changes to Section 4.03 of the Indenture and any definitions related thereto; (iii) any changes to Section 4.04 of the Indenture and any definitions related thereto; (iv) any changes to Section 4.09 of the Indenture and any definitions related thereto; and (v) any changes to the definition of “Change of Control” and the provisions of Section 4.08 of the Indenture.

15. Defaults and Remedies

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 33% in principal amount of all outstanding Notes under the Indenture by notice to the Issuer (with a copy to the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes under the Indenture to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of all outstanding Notes under the Indenture may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions are complied with. No holder may pursue any remedy with respect to the Indenture unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 33% in principal amount of all the outstanding Notes under the Indenture have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of all the outstanding Notes under the Indenture have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of all outstanding Notes under the Indenture are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests (except, if applicable, HoldCo) in the Issuer or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

21. CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                 principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Registrar by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Registrar have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                    . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof) (or if a PIK Payment has been made, in the amount of $1.00 or an integral multiple of $1.00 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee